Exhibit 5.1

Bass, Berry & Sims plc
KNOXVILLE OFFICE	A PROFESSIONAL LIMITED LIABILITY COMPANY	DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700	ATTORNEYS AT LAW	AMSOUTH CENTER
KNOXVILLE, TN 37902 (865) 521-6200		315 DEADERICK STREET, SUITE 2700
	Reply To:	NASHVILLE, TN 37238-3001
	AMSOUTH CENTER	(615) 742-6200
MEMPHIS OFFICE	315 DEADERICK STREET, SUITE 2700
THE TOWER AT PEABODY PLACE	NASHVILLE, TN 37238-0002	MUSIC ROW OFFICE:
100 PEABODY PLACE, SUITE 950	(615) 742-6200	29 MUSIC SQUARE EAST
MEMPHIS, TN 38103-2625		NASHVILLE, TN 37203-4322
(901) 543-5900	www.bassberry.com	(615) 255-6161
November 22, 2006
Community First, Inc.
501 S. James Campbell Boulevard
Columbia, Tennessee 38401
     Re: Registration Statement on Form S-1 (File No. 333-                    )
Dear Ladies and Gentlemen:
     We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) filed by you with the Securities and Exchange Commission on November 22, 2006, with respect to 350,000 shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of Community First, Inc., a Tennessee corporation (the “Company”), to be sold by the Company on the terms set forth in the Registration Statement.
     In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares, when issued, delivered and paid for as set forth in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.
     We hereby consent to the reference to our law firm in the Registration Statement under the caption “Legal Matters” and to the use of this opinion as an exhibit to the Registration Statement.
Sincerely,
/s/ Bass, Berry & Sims PLC